CHARTERED	1100 - 1177 West Hastings Street
ACCOUNTANTS MacKay LLP	Vancouver, BC V6E 4T5 Tel: (604) 687-4511 Fax: (604) 687-5805 Toll Free: 1-800-351-0426 www.MacKayLLP.ca

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Bluebird Exploration Company
(An Exploration Stage Company)

We consent to the use in the Registration Statement of Bluebird Exploration Company on Form SB-2 (the “Registration Statement”) of our Auditors’ Report dated May 17, 2007 on the balance sheet of Bluebird Exploration Company as at December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from incorporation on July 15, 2005 to December 31, 2005 and for the year ended December 31, 2006.

We consent to the use in the Registration Statement of Bluebird Exploration Company on Form SB-2 (the “Registration Statement”) of our Review Report dated May 17, 2007 on the balance sheet of Bluebird Exploration Company as at March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the three month period then ended.

“MacKay LLP”

MACKAY LLP
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
Canada

June 12, 2007

mackay.ca refers to the Canadian firm MacKay LLP